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                                                                    EXHIBIT 4.11




                     FIRST SUPPLEMENTAL WARRANT AGREEMENT

     This Supplemental Warrant Agreement (the "Agreement") is made as of February 24, 2000 by and between Splitrock Services, Inc., a Delaware corporation (the "Company") and Harris Trust Company of New York, a New York trust company (formerly Bank of Montreal Trust Company), as Warrant Agent (the "Warrant Agent").

     WHEREAS, the Company and the Warrant Agent are parties to a Warrant Agreement, dated as of July 24, 1998 (the "Warrant Agreement"), pursuant to which the Company issued certain warrants (the "Warrants") to purchase shares of the Company's common stock, par value $.001 per share (the "Warrant Shares") of which there are outstanding as of February 22, 2000, 138,980 Warrants entitling the Holders thereof to purchase 792,235 Warrant Shares;

     WHEREAS, the Warrant Agreement may be amended by the parties thereto without the consent of any Holder for the purpose of adding or changing provisions which the Company and the Warrant Agent may deem necessary or desirable, provided, that such amendment does not adversely affect the rights of any of the Holders; and

     WHEREAS, the Company and the Warrant Agent desire to amend the Warrant Agreement to provide for the issuance of Warrant Shares by the Company to the Warrant Agent to be held in custody for the account of the Warrant Holders;

     NOW, THEREFORE, in consideration of the promises and mutual agreements, provisions, and covenants contained in this Agreement, the parties hereto agree as follows:

     1.  Defined Terms.  All capitalized terms not defined herein have the
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meanings assigned to such terms in the Warrant Agreement.

     2.  Amendment.  The Warrant Agreement is hereby amended as follows:
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         (a) Article IIA.  The Warrant Agreement is further amended by adding
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the following Article IIA between current Article II and current Article III:

                                 "ARTICLE IIA

                         ISSUANCE OF WARRANT SHARES TO
                          WARRANT AGENT, AS CUSTODIAN

          SECTION 2A.01. Issuance of Warrant Shares in Custody.

               (a) The Company may, at any time in its sole discretion but shall, prior to the effective time of the merger of Splitrock Merger Sub, Inc., a Delaware corporation, with and into the Company, issue and deliver to the Warrant Agent that number of shares of Common Stock equal to the total number of Warrant Shares then issuable upon the exercise of all Warrants outstanding on the date of issuance (such shares, together with any additional shares delivered pursuant to Section 2A.02 are referred to as the "Custodian Shares"). The Warrant Agent will hold the Custodian Shares as custodian for
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     the account of the Holders and will not transfer or otherwise dispose of the Custodian Shares except in accordance with this Agreement. The issuance of any Custodian Shares shall satisfy the Company's obligation to reserve the same number of Warrant Shares under Section 3.07 of the Warrant Agreement.

               (b) If the Company elects to deposit the Custodian Shares with the Warrant Agent, it will give written notice of its election to the Warrant Agent. In consideration of the Warrant Agent's agreement to hold the Custodian Shares in custody for the Holders as provided herein, the Company will pay the Warrant Agent an additional fee of $22,183 pursuant to
     Section 6.05 of this Agreement, which additional fee shall be due and payable upon receipt of the Company's notice to the Warrant Agent.

               (c) Upon the issuance of the Custodian Shares to the Warrant Agent, the Warrant Agent shall pay the Company an amount in cash equal to the aggregate Exercise Price in respect of all Warrants then outstanding, for the account of Holders who may choose to exercise their Warrants, against delivery to the Warrant Agent of a certificate or certificates representing the total number of Custodian Shares, registered in the name of the nominee selected by the Warrant Agent on behalf of the Holders (which nominee is Vic & Co. as of the date of this Agreement).

               (d) Upon delivery and payment for the Custodian Shares as provided in this Section 2A.01, the Exercise Price shall be reduced to zero.

          SECTION 2A.02.  Cash Dividends and Other Distributions.
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     Notwithstanding anything to the contrary contained in Section 7.03 of the
     Warrant Agreement:

          In the event that at any time and from time to time the Company shall distribute to all holders of Common Stock (i) any dividend or other distribution (including any dividend or distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of cash, evidences of its indebtedness, shares of its Capital Stock or any other properties or securities or (ii) any options, warrants or other rights to subscribe for, purchase, or which are convertible into, any of the foregoing (other than, in the case of clause (i) and (ii) above, (A) any dividend or distribution described in Section 4.01, or (B) any rights, options, warrants or securities described in Section 4.03 or
     Section 4.04) then any dividend or distribution paid in respect of the Custodian Shares shall be paid to the Warrant Agent as custodian for the Holders and the Warrant Agent shall promptly pay or deliver such dividend or distribution to the holders of Warrants as of the record date for such dividend or distribution pro rata based on the number of shares of Common Stock for which such Warrants were exercisable on such record date.

          SECTION 2A.03.  Delivery of Additional Warrant Shares or Property.
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     Whenever the number of shares of Common Stock or other property, if any, issuable upon exercise of the Warrants is adjusted, as provided in Article IV, the Company shall cause to be issued and/or delivered to the Warrant Agent, to be held as custodian for the benefit of the then current Holders, a number of shares of Common Stock or other property, if any, equal to the excess of (i) the amount of shares of Common Stock or other property then

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     issuable upon the exercise of all outstanding Warrants, over (ii) the amount of shares of Common Stock or other property then held by the Warrant Agent as custodian. The Company is not required to issue and deliver any other Custodian Shares other than those contemplated by this Section or
     Section 2A.01.

          SECTION 2A.04.  Disposition of Custodian Shares Upon Exercise of
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     Warrants, Etc.  Notwithstanding anything to the contrary contained in
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     Article 3 of the Warrant Agreement:

               (a) Upon the surrender of a Warrant Certificate for exercise, the Warrant Agent shall transfer to the Holder a number of Custodian Shares equal to the number of Warrant Shares issuable upon exercise of the Warrant, by delivering to the Company, from the Custodian Shares then held by the Warrant Agent, a certificate or certificates for Common Stock representing at least the number of whole Warrant Shares deliverable by the Company upon exercise of the Warrant, duly endorsed for transfer. The Company will register the transfer to the exercising Holder of the number of Warrant Shares deliverable to the Holder in accordance with Section 3.04 and otherwise comply with Section 3.05, and will issue and deliver to the Warrant Agent a certificate for shares of Common Stock, registered as provided in Section 2A.01(c), representing the difference, if any, between the number of shares of Common Stock delivered by the Warrant Agent to the Company pursuant to this Section 2A.04(a) and the number of Warrant Shares transferred to the exercising Holder pursuant to this Section 2A.04(a). The Company shall remain liable for all payments of cash in lieu of the issuance of fractional shares pursuant to Section 3.06.

               (b) Promptly following the close of business on the Expiration Date, the Warrant Agent shall transfer to the Holders all remaining Custodian Shares then held for their account by the Warrant Agent, by delivering to the Company certificates representing the Custodian Shares duly endorsed for transfer to the Holders. The Company will register the transfer and issue and deliver to the Holders certificates representing the Custodian Shares so transferred.

          SECTION 2A.05.  Voting of Custodian Shares. Notwithstanding anything
                          --------------------------
     to the contrary contained in Section 7.03 of the Warrant Agreement:

               (a) In the event that the Company shall call any meeting of stockholders or solicit consents of stockholders to any corporate action, each Holder shall be entitled to instruct the Warrant Agent in writing as to the manner of voting or giving consent with respect to the number of whole Custodian Shares which such Holder would be eligible to purchase upon exercise of its Warrants on the record date for determining stockholders eligible to vote at such meeting or consent to the proposed action.

               (b) In order to implement the voting rights granted in this
     Section 2A.05, the Company and the Warrant Agent shall treat the Holders as the beneficial owners of the Custodian Shares and shall comply, respectively, with Rule 14a-13 and Rule 14b-2 under the Exchange Act, to the extent applicable.

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               (c) The Warrant Agent shall vote or give consent with respect to the Custodian Shares with respect to which it has received written instructions from Holders at least two Business Days prior to the date fixed for the meeting or for determining consents of stockholders in accordance with those instructions. Custodian Shares with respect to which timely voting instructions have not been received shall not be voted."

         (b) Article V.  By amending the last sentence of Section 5.05(a) to
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read as follows:

     "The Company shall also indemnify the Warrant Agent, and, if requested by Holders of Securities, underwriters, selling brokers, dealer-managers and similar securities industry professionals participating in the distribution (in each case as described in the Registration Statement), their respective officers and directors, and each person who controls such persons within the meaning of the Securities Act or the Exchange Act, to the same extent as provided above with respect to the indemnification of the Holders."

     3.   Conditions to Election.  The Company shall not issue and deliver the
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Custody Shares pursuant to Section 2A.01 unless and until the Company shall have:

          (i) delivered to the Warrant Agent an Opinion of Counsel by a nationally recognized law firm expert in tax law matters to the effect that the custody arrangements created by the amendments provided for herein will not constitute a grantor trust for purposes of the Internal Revenue Code of 1986, as amended, or otherwise require the Warrant Agent to file federal or state income tax returns for any taxpayer other than the Warrant Agent;
          (ii) delivered to the Warrant Agent an Opinion of Counsel to the effect that the amendments provided for in this Agreement do not require the written consent of the Holders; and
          (iii) either (a) amended the Common Shelf Registration Statement so as to cover the transfer of the Custodian Shares by the Warrant Agent to the Holders or (b) delivered to the Warrant Agent an Opinion of Counsel by a nationally recognized law firm expert in securities law matters to the effect that the Warrant Agent will not be deemed to be an underwriter under section 2(11) of the Securities Act as a result of the amendments provided for in this Agreement.

     4.  Entire Agreement. This Agreement and the Warrant Agreement set forth
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all of the promises, agreements, conditions, understandings, warranties and representations between the Company and the Warrant Agent with respect to the transactions contemplated hereby, and supersede all prior agreements, arrangements and understandings between the Company and the Warrant Agent, whether written, oral or otherwise. There are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, between the Company and the Warrant Agent concerning the subject matter hereof except as set forth herein.

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     5.  Effect of Execution and Delivery of this Agreement. Except as expressly
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amended hereby, the Warrant Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon the execution and delivery of this Agreement by the Company and the Warrant Agent, this Agreement shall form a part of the Warrant Agreement for all purposes and the Warrant Agreement shall be deemed to be amended and modified as provided herein, and every holder of a Warrant (irrespective of whether such Warrant has been heretofore or is hereafter executed, countersigned and delivered under the Warrant Agreement) shall be bound hereby. Any and all references, whether within the Warrant Agreement or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this Agreement (whether or not made), unless the context shall otherwise require.

     6.  Governing Law.  This Agreement shall be governed by and construed and
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enforced in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof. This Agreement shall be governed and construed in accordance with the applicable terms and provisions of the Warrant Agreement as amended hereby, which terms and provisions are incorporated herein by reference, as if this Agreement were the "Warrant Agreement" referred to therein.

     7.  Severability.  Each of the provisions contained in this Agreement is
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distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof. The parties agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable provision.

     8.  Counterparts.  This Agreement may be executed simultaneously in one or
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more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     9.  Benefits of this Agreement. Nothing in this Agreement, the Warrant
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Agreement, or the Warrants, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder, and the Holders, any benefit of any legal or equitable right, remedy or claim under the Warrant Agreement, this Agreement or the Warrants.

     10. No Third Party Rights; No Trust. Nothing in this Agreement shall be
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deemed to create any right in any creditor or other person or entity other than the Holders of the Warrants and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any other third party. The custody relationship contemplated by this Agreement is intended to create an agency relationship and is not intended to create a trust relationship. The Warrant Agent is not intended to be a trustee or other fiduciary under this Agreement, nor is any property held by the Warrant Agent pursuant to this Agreement to be considered property held in trust.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

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                              SPLITROCK SERVICES, INC.


                              By: _________________________
                              Name:
                              Title:


                              HARRIS TRUST COMPANY OF NEW YORK


                              By: _________________________
                              Name:
                              Title:

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